Exhibit 99.1

MG CLEANERS, LLC

FINANCIAL STATEMENTS WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ending December 31, 2016 and 2015

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	3

Financial Statements:

Balance Sheets at December 31, 2016 and 2015	4

Statements of Operations for years ended December 31, 2016 and 2015	5

Statements of Members’ Deficit for years ended December 31, 2016 and 2015	6

Statements of Cash Flows for the years ended December 31, 2016 and 2015	7

Notes to Financial Statements	8-16

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

MG Cleaners, LLC

422 E. Sabine Street

Carthage, Texas 5633

We have audited the accompanying balance sheets of MG Cleaners, LLC (the “Company”) as of December 31, 2015 and 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MG Cleaners, LLC as of December 31, 2015 and 2016, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 7, 2017

3

MG CLEANERS, LLC

BALANCE SHEETS

	December 31	December 31
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$22,461	$393
Accounts receivable, net of allowance of $21,134 and $292	285,923	208,971
Inventory	10,948	11,644

Total current assets	319,332	221,008

Property and equipment, net of accumulated depreciation of $302,931 and $226,366	214,587	286,449
Land	10,000	10,000

Total assets	$543,919	$517,457

LIABILITIES AND MEMBERS' EQUITY (DEFIIT)
Current liabilities:
Accounts payable	$160,343	$146,382
Accrued expenses and other liabilities	231,523	204,637
Current portion of secured notes payable	275,446	211,098

Total current liabilities	667,312	562,117

Long term liabilities:
Notes payable - secured, net of current portion	234,189	322,842

Total liabilities	901,501	884,959

Commitments and contingencies	-	-

Members' equity (deficit)
Members' equity (deficit)	(554,613)	(386,518)
Retained earnings	197,031	19,016

Total members' equity (deficit)	(357,582)	(367,502)

Total liabilities and members' equity (deficit)	$543,919	$517,457

The accompanying notes are an integral part of these financial statements

4

MG CLEANERS, LLC

STATEMENTS OF OPERATIONS

For the years ended December 31, 2016 and 2015

	2016	2015

REVENUES	$1,603,395	$1,592,940

COST OF REVENUES	939,780	942,209

GROSS PROFIT	663,615	650,731

OPERATING EXPENSES:
Selling, general and administrative	363,584	514,977
Gain on asset sale	(393)	-
Impairment loss on inventory	24,905	-
Bad debt expense	55,872	4,894

Total operating expenses	443,968	519,871

INCOME FROM OPERATIONS	219,647	130,860

OTHER INCOME (EXPENSE)
Gain on settlement of accrued liability	10,971	-
Interest expense, net	(52,603)	(39,401)

NET INCOME	$178,015	$91,459

The accompanying notes are an integral part of these financial statements

5

MG CLEANERS, LLC

STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

For the years ended December 31, 2016 and 2015

	Members'	Retained
	Equity (Deficit)	Earnings	Total

Balances at December 31, 2014	$13,800	$(72,443)	$(58,643)

Member contributions	50,477	-	50,477
Member distributions	(450,795)	-	(450,795)
Net income	-	91,459	91,459

Balances at December 31, 2015	$(386,518)	$19,016	$(367,502)

Member contributions	71,898	-	71,898
Member distributions	(239,993)	-	(239,993)
Net income	-	178,015	178,015

Balances at December 31, 2016	$(554,613)	$197,031	$(357,582)

The accompanying notes are an integral part of these financial statements

6

MG CLEANERS, LLC

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2016 and 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$178,015	$91,459
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	77,458	75,168
Impairment loss on inventory	24,905	-
Bad debt expense	55,872	4,894
Gain on asset sale	(393)	-
Gain on settlement of accrued liability	(10,971)	-
Changes in:
Accounts receivable	(132,825)	110,620
Inventory	(24,210)	2,964
Accounts payable	13,959	117,126
Accrued expenses and other liabilities	37,858	(8,334)
Net cash provided by operating activities	219,668	393,897

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from the sale of property and equipment	1,000	-
Cash paid for purchase of property and equipment	(6,200)	(63,108)
Net cash used in investing activities	(5,200)	(63,108)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	70,700	290,446
Payments on notes payable	(95,005)	(224,220)
Proceeds from member contributions	71,898	50,477
Payments for member distributions	(239,993)	(450,795)
Net cash used in financing activities	(192,400)	(334,092)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	22,068	(3,303)

CASH AND CASH EQUIVALENTS, beginning of period	393	3,696

CASH AND CASH EQUIVALENTS, end of period	$22,461	$393

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	$33,712	$37,894

The accompanying notes are an integral part of these financial statements

7

MG CLEANERS LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business. MG Cleaners LLC (“we”, “our”, “the Company” or “MG”) was organized as a limited liability company in Texas in 2005. In 2010, Stephen Christian, acquired 100% of the membership interest in MG Cleaners from its owner and has served as its Managing Member and President since. The Company is an emerging growth oilfield service company focused on the drilling rig operator market segment in the domestic United States pursuant to which we offer the following products and services: (i) product sales for the oilfield industry focused on drilling rig wash, oilfield cleaning, industrial cleaning, fleet and equipment cleaning; (ii) equipment sales for the oilfield industry; (iii) parts sales for our installed base on equipment, including water guns, hoses and fittings, and (iv) service crews for the oilfield industry related to cleaning and repairing drilling rigs on location.

Basis of Presentation. The Company prepares its financial statements using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Acquisition Accounting. The Company’s acquisitions are accounted for under the acquisition method of accounting whereby purchase price is allocated to tangible and intangible assets acquired and liabilities assumed based on fair value. The excess of the fair value of the consideration conveyed over the fair value of the net assets acquired is recorded as goodwill. The statements of operations for the fiscal years presented include the results of operations for each of the acquisitions from the date of acquisition. There were no acquisitions completed in 2015 or 2016.

Customer Concentration and Credit Risk. Two customers accounted for more than 35% of revenues for the year ended December 31, 2016 and two customers represented 30% of revenues for the year ended December 31, 2015. No other customers exceeded 10% of revenues during 2016 and 2015. Four customers accounted for more than 72% of accounts receivable at December 31, 2016, and two customers accounted for more than 38% of accounts receivable at December 31, 2015. No other customers exceeded 10% of accounts receivable as of December 31, 2016 and 2015. The Company believes it will continue to reduce the customer concentration risks by engaging new customers and increasing activity of existing less active customers and smaller, newer customer relationships. While the Company continues to acquire new customers in an effort to grow and reduce its customer concentration risks, management believes these risks will continue for the foreseeable future.

Three vendors accounted for more than 36% of accounts payable at December 31, 2016, and one vendor accounted for more than 14% of accounts payable at December 31, 2015. No other vendors exceeded 10% of accounts payable at December 31, 2016 and 2015.

8

The Company maintains demand deposits with commercial banks. At times, certain balances held within these accounts may not be fully guaranteed or insured by the U.S. federal government. The uninsured portion of cash are backed solely by the assets of the underlying institution. As such, the failure of an underlying institution could result in financial loss to the Company.

Cash and Cash Equivalents. Cash equivalents include all highly liquid investments with original maturities of three months or less.

Accounts Receivable. Accounts receivable are comprised of unsecured amounts due from customers. The Company carries its accounts receivable at their face amounts less an allowance for bad debts. The allowance for bad debts is recognized based on management’s estimate of likely losses per year, based on past experience and review of customer profiles and the aging of receivable balances. As of December 31, 2016 and 2015, the allowance for bad debts was $21,134 and $292, respectively.

Inventory. Inventory, consisting of raw materials, work in progress and finished goods, is valued at the lower of the inventory’s costs or market, using the first in, first out method to determine the cost. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower, which resulted in impairment loss recognized of $24,905 in 2016 and $0 in 2015.

Property and Equipment. Property and equipment is valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Estimated
Category	Useful Lives

Building and improvements	20 years
Vehicles and trailers	5 years
Equipment	5 -7 years
Furniture, Fixtures and Other	3 - 7 years

Revenue Recognition. Revenue is recognized when all of the following criteria are met: 1) persuasive evidence of an arrangement, 2) delivery has occurred, 3) the price is fixed and determinable, and 4) collectability is reasonably assured. MG recognizes revenues after a service has been performed and completed and the customer has assigned a work ticket, or, a product sale has been shipped to a customer. Typically the Company receives verbal orders from customers for services to be rendered.

Cost of Revenues. Cost of revenue includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, raw materials, direct employee cost, direct contract labor, transportation costs, equipment rental, equipment maintenance, and fuel. Cost of revenues are recorded in the same period as the resulting revenue.

Employee Benefits. Wages, salaries, bonuses and social security contributions are recognized as an expense in the year in which the associated services are rendered by employees. Any unusued portion of accrued sick or vacation leave expires on December 31 of each year and is not eligible to be carried over to the following year.

9

Income Taxes. The Company is structured as a limited liability company, which is a pass-through entity for U.S. income tax purposes. As a result, no provision for income taxes has been made in the accompanying financial statements.

In May 2006, the state of Texas, in which the Company operates, enacted a margin-based franchise tax law that replaced the existing franchise tax. This tax is commonly referred to as the Texas margin tax and is generally calculated as 1% of gross margin. Corporations, limited partnerships, limited liability companies, limited liability partnerships and joint ventures are examples of the types of entities that are subject to the tax. The tax is considered an income tax and is determined by applying a tax rate to a base that considers both revenues and expenses. The Texas margin tax became effective for franchise tax reports due on or after January 1, 2008. During the years ended December 31, 2016 and 2015, the margin tax was immaterial to the financial statements.

Fair Value of Financial Instruments. The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments. The long-term debt approximate fair value since the related rates of interest approximate current market rates.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1:	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2:	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3:	inputs to the valuation methodology are unobservable and significant to the fair value

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Recently Issued Accounting Standards. In preparing the financial statements, management considered all new pronouncements through the date of the report. Management does not believe that new guidance issued during the years ended December 31, 2016 and 2015 will have a material impact on the Company's presentation and disclosure.

NOTE 2 – GOING CONCERN

The Company considered its going concern disclosure requirements in accordance with ASC 240-40-50.  The Company concluded that its negative working capital and decreased cash flows from operating are conditions that raised substantial doubt about the Company’s ability to continue as a going concern.  Without a successful plan in place from management these conditions could negatively impact the Company’s ability to meets its financial obligations over the next year.  In response, the Company has implemented a plan to alleviate such substantial doubt as follows.  The Company will continue to generate additional revenue (and positive cash flows from operations) partly related to the Company’s expansion into a new region during 2017 and partly related to the Company wide sales initiatives already implemented.  In addition there were several one-time expenses in 2016 and 2017 related to expansion to the new region.  As a result substantial doubt about the Company’s ability to continue as a going concern is alleviated.

10

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2016 and 2015 consist of the following:

	December 31, 2016	December 31, 2015

Land	$10,000	$10,000
Building and improvements	91,500	91,500
Vehicles and trailers	278,462	273,462
Equipment	130,946	132,446
Other	16,610	15,407

	527,518	522,815

Less: accumulated depreciation	(302,931)	(226,366)

	$224,587	$296,449

Depreciation expense for the years ended December 31, 2016 and 2015 was $77,458 and $75,168, respectively.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses as of December 31, 2016 and 2015 included the following:

	December 31, 2016	December 31, 2015

Salaries payable	$6,372	$5,599
Payroll taxes payable	91,962	60,333
Sales tax payable	10,793	16,999
Interest payable	11,646	1,507
Credit cards payable	10,323	4,577
Inventory purchases payable	75,539	105,248
Other	24,888	10,374

Total Accrued Expenses	$231,523	$204,637

In September 2016, the Company entered into a forbearance agreement with a vendor relating to outstanding amounts owed by the Company of $19,674. Under the terms of the agreement, the outstanding amount owed was reduced to $8,703, to be paid at a rate of $1,000 monthly beginning in September 2016. The Company recognized a gain on settlement in 2016 of $10,971.

11

In November 2016, the Company entered into a forbearance agreement with a vendor relating to outstanding amounts owed by the Company of $6,831. Under the terms of the agreement, the outstanding amount is to be paid at a rate of $500 monthly beginning in December 2016.

 In December 2016, the Company entered into a forbearance agreement with a vendor relating to outstanding amounts owed by the Company of $34,298. Under the terms of the agreement, the outstanding amount is to be paid at a rate of $1,000 monthly beginning in January 2017.

In December 2016, the Company entered into a forbearance agreement with a vendor relating to outstanding amounts owed by the Company of $20,600. Under the terms of the agreement, the outstanding amount is to be paid at a rate of $1,000 monthly beginning in January 2017.

NOTE 5 – NOTES PAYABLE

Notes payable included the following as of December 31, 2016 and 2015:

	2016	2015
Notes payable:

Secured note payable issued on October 15, 2010 and refinanced in January 2015 for purchase of all membership interest, bearing interest of 6% per year and due in monthly installments	$274,077	$301,469

Secured note payable issued June 22, 2012, bearing interest of 7.50% per year, due in monthly installments	-	4,191

Secured equipment floor plan financing agreement issued July 29, 2013, bearing interest of 7.50% and due in monthly installments	4,494	9,678

Secured note payable issued December 19, 2014, bearing interest of 7.25% per year, due in full on December 19, 2016	119,751	119,751

Secured note payable issued January 2, 2015, bearing interest of 6% per year, due in monthly installments	24,075	33,914

Secured note payable issued April 16, 2015, bearing interest of 6% per year, due in monthly installments	32,772	39,432

Secured finance facility issued August 5, 2015, bearing effective interest of 28.75%, due in periodic installments	54,466	25,505

	509,635	533,940

Less current maturities	(275,446)	(211,098)

Long term debt, net of current maturities	$234,189	$322,842

On October 15, 2010, our managing member purchased MG Cleaners from the previous membership interest owners. In connection with that transaction, a $450,000 seller note was issued to the sellers. The note bears an interest rate of 8% and principal and interest payments are made monthly. The remaining principal balance of $307,391 was refinanced by the note holder in January 2015, bearing an interest rate of 6.00%, with principal and interest payments due monthly. The note is secured by the land and building originally occupied by MG, as well as all of the membership interest of the Company. The balance of this note at December 31, 2016 was $274,077.

12

On June 22, 2012, the Company financed the purchase of equipment with a note to a community bank. The $32,230 note has an interest rate of 7.50% and payments of principal and interest are paid monthly. The note is secured by the equipment purchased and was paid in full on July 15, 2016.

On July 29, 2013, the Company entered into an equipment floor plan financing totaling $23,843. The terms of this note were 7.5% interest per annum with principal and interest paid monthly over the 48 month term. The note is secured by certain equipment of the Company. The balance of this note was $4,494 at December 31, 2016, and was paid off in 2017.

On December 19, 2014, the Company issued a note to a community bank for $120,025, which is secured by accounts receivable and certain equipment of the Company. Interest is paid monthly at a rate of 7.25% per annum. The principal is due in full at the end of the term on December 19, 2016. This loan was refinanced on January 27, 2017 with a new note at the same community bank.

On January 27, 2017, the Company issued a note to a community bank for $119,776 which is secured by accounts receivable and certain equipment of the Company. Interest is paid monthly at a rate of 7.25% per annum. The principal is due in full at the end of the term at August 1, 2018. A payment of $50,000 was made against this loan in May 2017 in connection with the bank’s agreement to subordinate their note to the Crestmark Bank facility. This loan was refinanced on August 14, 2017.

On January 2, 2015, the Company financed a truck with a note to a community bank. The $43,025 note has an interest rate of 6% and payments of principal and interest are paid monthly. The note is secured by the truck purchased in 2014. This loan was refinanced and rolled together with the remaining principal of the note issued on April 16, 2015 on February 2, 2017.

On April 16, 2015, the Company financed a truck with a note to a community bank. The $45,328 note has an interest rate of 6% and payments of principal and interest are paid monthly. The note is secured by the truck purchased. This loan was refinanced and rolled together with the remaining principal of the note issued on January 2, 2015 on February 2, 2017.

On February 2, 2017, the Company re-financed two truck notes existing with a community bank for one new note of $53,610. The term was principal and interest payments monthly over 42 months with an interest rate of 6%. The note is secured by certain trucks and equipment of the Company.

On August 5, 2015, the Company entered into an accounts receivable purchase agreement with security agreement against "Payment Card Receivables" in the initial amount of $40,800. The Company sold $40,800 of receivables during the year ended December 31, 2015 and $70,700 of receivables during the year ended December 31, 2016; the balance owed is paid by the automatic sale of new payment card receivables to a finance company, with the finance company retaining an amount equal to 2/7ths of the face amount of the receivables. The balance of this agreement was $25,505 on December 31, 2015 and $54,466 on December 31, 2016. On May 31, 2017, the Company paid off this financing arrangement in connection with closing the Crestmark Bank deal.

13

A summary of the activity in notes payable for the years ended December 31, 2016 and 2015 is shown below:

Notes payable

Balance at January 1, 2015	$467,714
Note issued secured by accounts receivable	202,093
Notes issued in connection with purchase of property and equipment	88,353
Less: payments on notes payable	(224,220)
533,940
Less - current maturities, net	(211,098)
Long-term notes payable, net December 31, 2015	$322,842

Balance at January 1, 2016	$533,940
Note issued secured by accounts receivable	70,700
Notes issued in connection with purchase of property and equipment	-
Less: payments on notes payable	(95,005)
509,635
Less - current maturities, net	(275,446)
Long-term notes payable, net December 31, 2016	$234,189

Future maturities of debt as of December 31, 2016 are as follows:

Debt
2017	$275,446
2018	53,637
2019	44,260
2020	46,987
2021	89,305

Totals	$509,635

NOTE 6 – MEMBERS’ EQUITY (DEFICIT)

At December 31, 2016, Stephen Christian, our President and Managing Member of MG Cleaners LLC owned 100% of its membership interests.

During the years ended December 31, 2016 and 2015, the managing member made contributions to the Company totaling $71,898 and $50,477, respectively.

During the years ended December 31, 2016 and 2015, the Company made distributions to the managing member totaling $239,993 and $450,795, respectively.

14

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Future maturities of required payments under capital and operating leases as of December 31, 2016 are as follows:

Operating Leases
2017	$24,000
2018	36,000
2019	36,000
2020	19,500
2021	-

Totals	$115,500

Litigation

From time to time, MG may be subject to routine litigation, claims, or disputes in the ordinary course of business. In the opinion of management; no pending or known threatened claims, actions or proceedings against MG are expected to have a material adverse effect on MG’s financial position, results of operations or cash flows. MG cannot predict with certainty, however, the outcome or effect of any of the litigation or investigatory matters specifically described above or any other pending litigation or claims. There can be no assurance as to the ultimate outcome of any lawsuits and investigations.

Leases

The Company has entered into various leases for office and storage facilities for terms ranging from month to month to three years. At December 31, 2016, the Company was engaged in on month to month lease which requires a 90 day termination notice. Rent expense for years ended December 31, 2016 and 2015 for these leases amounted to $49,332 and $48,286, respectively.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through September 7, 2017, which is the date of issuance of the financial statements.

Accounts Receivable Financing Facility

On May 31, 2017, MG Cleaners LLC (the “Borrower”) entered into a $1 million revolving accounts receivable financing facility with Crestmark Bank. The financing facility provides for the Borrower to have access to the lesser of (i) $1 million or (ii) 85% of Net Amount of Eligible Receivables (as defined in the financing agreement). The financing facility is paid for by the assignment of the Borrower’s accounts receivable to Crestmark Bank and is secured by the Borrower’s assets. The financing facility has an interest rate of 7.25% in excess of the prime rate reported by the Wall Street Journal per annum, with a floor minimum rate of 11.5%.  There were no loan origination or closing fees and we paid $1,330 to Crestmark to reimburse them for documentation, legal and audit fees. Interest and maintenance fees will be calculated on the higher of the average monthly loan balance from the prior month or a minimum average loan balance of $200,000. The financing facility is for an initial term of two-years and will renew on a year to year basis, unless terminated in accordance with the financing agreement.  If the facility is terminated prior to the first anniversary, Borrower is obligated to pay Crestmark Bank a fee of $20,000 and if terminated after the first anniversary and prior to the second anniversary then Borrower shall pay a fee of $5,000. After the second anniversary of the financing facility no exit fee is due. Crestmark has a senior security interest in the Borrower’s assets.

15

Certain debts were paid in connection with the closing of the Crestmark Bank Line of Credit, including a $50,000 reduction to the First State Bank note, pay off of past due IRS taxes totaling $70,898, and pay off of two accrued liabilities of $51,342. Total payments to debt and accrued liabilities at Crestmark closing were $172, 241.

Funding Advance Agreements

On April 7, 2017 MG Cleaners LLC (the “Seller”) received $100,000 in return for an assignment and transfer to Capital Stack LLC of a specified percentage of the proceeds of each future sale made by seller, collectively “Future Receipts” until Seller has received the Purchased Amount of $143,000.

On August 10, 2017 MG Cleaners LLC (the “Seller”) received $51,150 in return for an assignment and transfer to Libertas Funding LLC of a specified percentage of the proceeds of each future sale made by seller, collectively “Future Receipts” until Seller has received the Purchased Amount of $67,100.

On August 14, 2017, the Company refinanced one of its notes with a community bank for $66,348. The unsecured note bears an interest rate of 7.25% per annum, has 47 monthly payments of $1,400, with a balloon payment of $12,086 at maturity on August 1, 2021.

Leases

Effective July 15, 2017, the Company leased a facility in Midland, Texas for $3,000 per month for approximately 2,400 square feet of space and a shared yard with several acres of storage area. The Midland lease is for a period of 3 years and expires on July 15, 2020.

16